Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Numbers 1-1373, 2-86984, 2-87299, 2-86985, 33-1764, 33-58544, 2-55398, 33-66436, 33-66438, 33-66442, 33-66440, 33-54719, 33-54721, 33-54723, 33-54725, 333-29789, 333-52639, 333-66111, 333-66115, 333-66109, 333-71523, 333-40374, 333-63600, 333-56648, 333-97013, 333-100770, 333-100771, 333-100772, and 333-102124) of Modine Manufacturing Company of our report dated June 8, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated June 14, 2006 relating to the financial statement schedules, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
June 14, 2006